UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 26, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida 33496

(Address of principal executive offices) (Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 26, 2010, Office Depot, Inc., a Delaware corporation (the “Company”), together with certain of its European subsidiaries as borrowers (the “European Borrowers”), entered into a Second Amendment (the “Second Amendment”) to the Company’s Credit Agreement (defined below), with JPMorgan Chase Bank, N.A., as administrative agent and U.S. collateral agent (the “US Agent”), JPMorgan Chase Bank N.A., London Branch, as European administrative and European collateral agent (the “European Agent”), and the lenders party thereto, amending its Credit Agreement dated as of September 26, 2008 (as amended, modified or supplemented the “Credit Agreement”) by and among the Company, the European Borrowers, certain other subsidiaries of the Company from time to time party thereto as guarantors, the lenders party thereto, the European Agent, the US Agent, Bank of America, N.A., as syndication agent, and Citibank, N.A., Wachovia Bank, National Association and General Electric Capital Corporation, as documentation agents.

The Second Amendment amends the Credit Agreement by, among other things, 1. allowing the Company to make certain restricted payments, including the payment of cash dividends, in an aggregate amount of $50 million per fiscal year of the Company subject to the satisfaction of certain conditions, 2. removing the ability of the Company to elect one- or two-month interest periods with respect to its LIBOR borrowings, 3. making certain technical amendments to permit the Company to issue unsecured or subordinated convertible debt securities, 4. allowing the Company and its subsidiaries to enter into certain internal tax restructuring transactions subject in certain circumstances to various conditions, 5. waiving certain technical events of default, including written notice of certain events to the US Agent and European Agent under the Credit Agreement and certain security agreements and 6. making certain other amendments to facilitate the foregoing and other amendments provided therein.

The foregoing description of the Second Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Second Amendment, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

This Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the federal securities laws. It should be read in conjunction with “Forward Looking Statements/Risk Factors and Cautionary Statement for Purposes of the ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995” in the Company’s periodic reports filed with the Securities and Exchange Commission, that discuss important factors that could cause the Company’s results to differ materially from those anticipated in such statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1* Form of Second Amendment to the Credit Agreement, dated as of March 26, 2010, by and among Office Depot, Inc., certain of its European subsidiaries as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and U.S. collateral agent, JPMorgan Chase Bank N.A., London Branch, as European administrative and European collateral agent and the lenders referred to therein.

*	Denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT
Date: March 30, 2010
	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Form of Second Amendment to the Credit Agreement, dated as of March 26, 2010, by and among Office Depot, Inc., certain of its European subsidiaries as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and U.S. collateral agent, JPMorgan Chase Bank N.A., London Branch, as European administrative and European collateral agent and the lenders referred to therein.

*	Denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.